As filed with the Securities and Exchange Commission on September 1, 2017

Registration No. 333-195452

Registration No. 333-195451

Registration No. 333-172151

Registration No. 333-164989

Registration No. 333-164988

Registration No. 333-164987

Registration No. 333-150605

Registration No. 333-147452

Registration No. 333-145038

Registration No. 333-144083

Registration No. 333-129496

Registration No. 333-129494

Registration No. 333-114330

Registration No. 333-114329

Registration No. 333-106585

Registration No. 333-106527

Registration No. 333-105228

Registration No. 333-105224

Registration No. 333-44358

Registration No. 333-44360

Registration No. 333-44362

Registration No. 333-34004

Registration No. 333-85599

Registration No. 333-82573

Registration No. 333-32185

Registration No. 033-61703

Registration No. 033-60037

Registration No. 033-51821

Registration No. 033-51817

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-195452

FORM S-8 REGISTRATION STATEMENT NO. 333-195451

FORM S-8 REGISTRATION STATEMENT NO. 333-172151

FORM S-8 REGISTRATION STATEMENT NO. 333-164989

FORM S-8 REGISTRATION STATEMENT NO. 333-164988

FORM S-8 REGISTRATION STATEMENT NO. 333-164987

FORM S-8 REGISTRATION STATEMENT NO. 333-150605

FORM S-8 REGISTRATION STATEMENT NO. 333-147452

FORM S-8 REGISTRATION STATEMENT NO. 333-145038

FORM S-8 REGISTRATION STATEMENT NO. 333-144083

FORM S-8 REGISTRATION STATEMENT NO. 333-129494

FORM S-8 REGISTRATION STATEMENT NO. 333-114330

FORM S-8 REGISTRATION STATEMENT NO. 333-114329

FORM S-8 REGISTRATION STATEMENT NO. 333-106585

FORM S-8 REGISTRATION STATEMENT NO. 333-106527

FORM S-8 REGISTRATION STATEMENT NO. 333-105228

FORM S-8 REGISTRATION STATEMENT NO. 333-105224

FORM S-8 REGISTRATION STATEMENT NO. 333-44358

FORM S-8 REGISTRATION STATEMENT NO. 333-44360

FORM S-8 REGISTRATION STATEMENT NO. 333-44362

FORM S-8 REGISTRATION STATEMENT NO. 333-34004

FORM S-8 REGISTRATION STATEMENT NO. 333-82573

FORM S-8 REGISTRATION STATEMENT NO. 333-32185

FORM S-8 REGISTRATION STATEMENT NO. 033-61703

FORM S-8 REGISTRATION STATEMENT NO. 033-60037

FORM S-8 REGISTRATION STATEMENT NO. 033-51821

FORM S-8 REGISTRATION STATEMENT NO. 033-51817

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-129496

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-8 TO

FORM S-4 REGISTRATION STATEMENT NO. 333-85599

Under

The Securities Act of 1933

E. I. DU PONT DE NEMOURS AND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	51-0014090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

974 Centre Road

Wilmington, Delaware 19805

(Address, including zip code, of registrant’s principal executive offices)

DuPont 401(k) and Profit Sharing Plan

E. I. du Pont de Nemours and Company Equity and Incentive Plan

E. I. du Pont de Nemours and Company Stock Performance Plan

E. I. du Pont de Nemours and Company Management Deferred Compensation Plan

E. I. du Pont de Nemours and Company Stock Accumulation and Deferred Compensation Plan for Directors

Pioneer Hi-Bred International, Inc. Savings Plan

DuPont Retirement Savings Plan

Retirement Savings Restoration Plan

Savings & Investment Plan of E. I. du Pont de Nemours and Company

DuPont Salary Deferral & Savings Restoration Plan

Thrift and Savings Plan for the Employees of Sentinel Transportation, L.L.C.

The Invironmentalists, Inc. 401(k) Plan

2002 Bicentennial Corporate Sharing Plan

June 2003 Grant of DuPont Stock Options to DuPont Canada Inc. Option Holders

DuPont Powder Coatings USA, Inc. Profit Sharing Plan

DuPont 401(k) and Profit Sharing Plan for DuPont Holographics, Inc., Polar Vision, Inc. and DuPont Displays, Inc.

Thrift Plan for Employees of Sentinel Transportation Company

Optimum Quality Grains, L.L.C. Retirement and Savings Plan

DuPont Residential Flooring Systems, Inc. 401(k) Plan

DuPont Commercial Flooring Systems, Inc. 401(k) Plan

Protein Technologies International, Inc. Savings and Investment Plan

Stock Option Plan

Qualicon Retirement and Savings Plan

1997 Corporate Sharing Plan of E. I. du Pont de Nemours and Company

Savings and Investment Plan

Salary Deferral and Savings Restoration Plan of E. I. du Pont de Nemours and Company

1995 Corporate Sharing Plan of E. I. du Pont de Nemours and Company

Thrift Plan for Employees of Conoco Inc.

Investment Plan for Salaried Employees of Consol Inc.

Stock Performance Plan

(Full titles of the plans)

Nicholas C. Fanandakis

Executive Vice President—DuPont Finance

E. I. du Pont de Nemours and Company

974 Centre Road

Wilmington, Delaware 19805

(Name and address of agent for service)

(302) 774-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filter, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment is being filed to deregister the Common Stock (as defined below) and the $0.60 Common Stock (as defined below) previously registered under the following Registration Statements, as applicable, of E. I. du Pont de Nemours and Company, a Delaware corporation (the “Company”), on Form S-8 (collectively, the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (the “SEC”), together with any and all plan interests and other securities registered thereunder:

•	Registration Statement No. 333-195452, originally filed with the SEC on April 23, 2014, registering 50,000 shares of common stock, par value $0.30 per share, of the Company (“Common Stock”) under the DuPont 401(k) and Profit Sharing Plan;

•	Registration Statement No. 333-195451, originally filed with the SEC on April 23, 2014, registering 10,000,000 shares of Common Stock under the E. I. du Pont de Nemours and Company Equity and Incentive Plan;

•	Registration Statement No. 333-172151, originally filed with the SEC on February 10, 2011, registering 16,000,000 shares of Common Stock under the E. I. du Pont de Nemours and Company Stock Performance Plan;

•	Registration Statement No. 333-164989, originally filed with the SEC on February 19, 2010, registering 1,000,000 shares of Common Stock under the E. I. du Pont de Nemours and Company Management Deferred Compensation Plan;

•	Registration Statement No. 333-164988, originally filed with the SEC on February 19, 2010, registering 150,000 shares of Common Stock under the E. I. du Pont de Nemours and Company Stock Accumulation and Deferred Compensation Plan for Directors;

•	Registration Statement No. 333-164987, originally filed with the SEC on February 19, 2010, registering 40,000,000 shares of Common Stock under the E. I. du Pont de Nemours and Company Equity and Incentive Plan;

•	Registration Statement No. 333-150605, originally filed with the SEC on May 2, 2008, registering 100,000 shares of Common Stock under the E. I. du Pont de Nemours and Company Management Deferred Compensation Plan;

•	Registration Statement No. 333-147452, originally filed with the SEC on November 16, 2007, registering 1,500,000 shares of Common Stock under the Pioneer Hi-Bred International, Inc. Savings Plan;

•	Registration Statement No. 333-145038, originally filed with the SEC on August 1, 2007, registering 20,000,000 shares of Common Stock under the E. I. du Pont de Nemours and Company Equity and Incentive Plan;

•	Registration Statement 333-144083, originally filed with the SEC on June 27, 2007, registering 50,000 shares of Common Stock under the DuPont 401(k) and Profit Sharing Plan;

•	Registration Statement No. 333-129496, originally filed with the SEC on November 4, 2005, registering 10,000,000 shares of Common Stock under the Savings & Investment Plan of E. I. du Pont de Nemours and Company, as amended January 23, 2007 to include the DuPont Retirement Savings Plan, the Retirement Savings Restoration Plan and the DuPont Salary Deferral & Savings Restoration Plan;

•	Registration Statement No. 333-129494, originally filed with the SEC on November 4, 2005, registering 300,000 shares of Common Stock under the Thrift and Savings Plan for Employees of Sentinel Transportation, L.L.C.;

•	Registration Statement No. 333-114330, originally filed with the SEC on April 8, 2004, registering 48,000,000 shares of Common Stock under the Savings & Investment Plan of E. I. du Pont de Nemours and Company;

•	Registration Statement No. 333-114329, originally filed with the SEC on April 8, 2004, registering 75,000 shares of Common Stock under The Invironmentalists, Inc. 401(k) Plan;

•	Registration Statement No. 333-106585, originally filed with the SEC on June 27, 2003, registering 13,946,600 shares of Common Stock under the 2002 Bicentennial Corporate Sharing Plan;

•	Registration Statement No. 333-106527, originally filed with the SEC on June 26, 2003, registering 1,744,000 shares of Common Stock under the June 2003 Grant of DuPont Stock Options to DuPont Canada Inc. Option Holders;

•	Registration Statement No. 333-105228, originally filed with the SEC on May 14, 2003, registering 10,000 shares of Common Stock under the DuPont Powder Coatings USA, Inc. Profit Sharing Plan;

•	Registration Statement No. 333-105224, originally filed with the SEC on May 14, 2003, registering 20,000 shares of Common Stock under the DuPont 401(k) and Profit Sharing Plan for DuPont Holographics, Inc., Polar Vision, Inc. and DuPont Displays, Inc.;

•	Registration Statement No. 333-44358, originally filed with the SEC on August 23, 2000, registering 200,000 shares of Common Stock under the Thrift Plan for Employees of Sentinel Transportation Company;

•	Registration Statement No. 333-44360, originally filed with the SEC on August 23, 2000, registering 27,000 shares of Common Stock under the Optimum Quality Grains, L.L.C. Retirement and Savings Plan;

•	Registration Statement No. 333-44362, originally filed with the SEC on August 23, 2000, registering 30,000 shares of Common Stock under the DuPont Residential Flooring Systems, Inc. 401(k) Plan and the DuPont Commercial Flooring Systems, Inc. 401(k) Plan;

•	Registration Statement No. 333-34004, originally filed with the SEC on April 4, 2000, registering 25,000 shares of Common Stock under the Protein Technologies International, Inc. Savings and Investment Plan;

•	Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-85599 on Form S-4 originally filed with the SEC on October 12, 1999, registering 3,000,000 shares of Common Stock under the Stock Option Plan;

•	Registration Statement No. 333-82573, originally filed with the SEC on July 9, 1999, registering 15,000 shares of Common Stock under the Qualicon Retirement and Savings Plan;

•	Registration Statement No. 333-32185, originally filed with the SEC on July 28, 1997, registering 19,000,000 shares of Common Stock under the 1997 Corporate Sharing Plan of E. I. du Pont de Nemours and Company;

•	Registration Statement No. 033-61703, originally filed with the SEC on August 10, 1995, registering 11,000,000 shares of common stock, par value $0.60 per share, of the Company (“$0.60 Common Stock”) under the Savings and Investment Plan and the Salary Deferral and Savings Restoration Plan of E. I. du Pont de Nemours and Company;

•	Registration Statement No. 033-60037, originally filed with the SEC on June 7, 1995, registering 10,100,000 shares of $0.60 Common Stock under the 1995 Corporate Sharing Plan of E. I. du Pont de Nemours and Company;

•	Registration Statement No. 033-51821, originally filed with the SEC on January 6, 1994, registering 9,000,000 shares of $0.60 Common Stock under the Thrift Plan for Employees of Conoco Inc. and the Investment Plan for Salaried Employees of Consol Inc.; and

•	Registration Statement No. 033-51817, originally filed with the SEC on January 6, 1994, registering 15,000,000 shares of $0.60 Common Stock under the Stock Performance Plan.

On August 31, 2017, pursuant to the Agreement and Plan of Merger dated as of December 11, 2015, as amended on March 31, 2017, (the “Merger Agreement”) by and among The Dow Chemical Company (“Dow”), the Company, DowDuPont Inc. (f/k/a Diamond-Orion Holdco, Inc.) (“DowDuPont”), Diamond Merger Sub, Inc. (“Diamond Merger Sub”) and Orion Merger Sub, Inc. (“Orion Merger Sub”), (i) Diamond Merger Sub was merged with and into Dow, with Dow surviving the merger as a wholly owned subsidiary of DowDuPont (the “Diamond Merger”) and (ii) Orion Merger Sub was merged with and into the Company, with the Company surviving the merger as a subsidiary of DowDuPont (the “Orion Merger” and together with the Diamond Merger, the “Mergers”). Following the consummation of the Mergers, each of Dow and the Company became subsidiaries of DowDuPont.

At the effective time of the Mergers, pursuant to and on the terms and conditions set forth in the Merger Agreement, DowDuPont assumed (x) the sponsorship of the following plans under which the Company offered securities: (i) The DuPont Equity and Incentive Plan, (ii) The DuPont Stock Performance Plan, (iii) The DuPont Retirement Savings Plan, (iv) The DuPont Management Deferred Compensation Plan, (v) The DuPont Stock Accumulation and Deferred Compensation Plan for Directors and (vi) The DuPont Retirement Savings Restoration Plan (each, an “Assumed Plan” and collectively the “Assumed Plans”) and (y) all outstanding awards granted under the Assumed Plans, and each reference in each Assumed Plan and such awards to the Company became a reference to DowDuPont and each reference to the Common Stock became a reference to the common stock, par value $0.01 per share, of DowDuPont.

As a result of the completion of the Mergers, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings, the Company hereby removes and withdraws from registration all of such securities registered but unsold under the Registration Statements, if any. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Delaware on September 1, 2017.

E. I. DU PONT DE NEMOURS AND COMPANY

By:	/s/ Jeanmarie F. Desmond
	Name:	Jeanmarie F. Desmond
	Title:	Vice President and Controller

No other person is required to sign the Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933.